Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	47-0634000 (I.R.S. Employer Identification No.)
National Research Corporation
1245 Q Street
Lincoln, Nebraska 68508
(402) 475-2525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin R. Karas
Senior Vice President Finance,
Chief Financial Officer, Treasurer and Secretary
National Research Corporation
1245 Q Street
Lincoln, Nebraska 68508
(402) 475-2525
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to: Benjamin F. Garmer, III Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000 shares	$49.49	$197,960,000	$20,488.22*
(1)
There are being registered hereunder 2,000,000 shares of common stock that the registrant may sell from time to time and 2,000,000 shares of common stock that the selling shareholders may sell from time to time.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for National Research Corporation Common Stock as reported on the Nasdaq Global Market on August 24, 2012.

*
Pursuant to Rule 457(p), the registrant has offset $2,198.00, which is the aggregate total dollar amount of the filing fee associated with the 1,500,000 unsold shares of common stock under the registrant’s Registration Statement on Form S-3 (Registration No. 333-159370) filed on May 20, 2009, against the amount of the registration fee for this registration statement ($22,686.22).  Upon effectiveness of this registration statement, that prior Registration Statement No. 333-159370 is hereby replaced.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

Subject to Completion, Dated August 31, 2012

PROSPECTUS

4,000,000 Shares

NATIONAL RESEARCH CORPORATION

Common Stock

2,000,000 Shares Offered by Us
and
2,000,000 Shares Offered by Selling Shareholders

We may from time to time offer and sell in one or more primary offerings up to 2,000,000 shares of our common stock.  We will specify in an accompanying prospectus supplement the terms of the offering.  We may sell our common stock to or through underwriters or dealers, directly to other purchasers or through agents.  We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.

In addition to one or more primary offerings described above, the shareholders named in this prospectus under the heading “Selling Shareholders,” or their donees, may sell up to 2,000,000 shares of our common stock from time to time.  References in this prospectus to selling shareholders include any donees of the selling shareholders unless the context indicates otherwise.  We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.  The selling shareholders may sell their common stock in connection with a primary offering by us or in public or private transactions at prevailing market prices, at negotiated prices or otherwise.  They may sell the stock directly or through brokers or dealers.  Brokers or dealers may receive discounts or commissions from the selling shareholders, which will be paid by the selling shareholders.  See “Plan of Distribution—Common Stock Offered by the Selling Shareholders.”

Our common stock is traded on the Nasdaq Global Market under the symbol “NRCI.”  On August 28, 2012, the closing sale price of our common stock was $50.22 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

This prospectus may not be used to consummate the sale of these securities, unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2012.

You should rely only on the information contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or to which we have referred you.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may from time to time sell up to an aggregate of 2,000,000 shares of our common stock in one or more primary offerings.  In addition to one or more primary offerings, selling shareholders may from time to time sell up to 2,000,000 shares of our common stock.  Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the primary offering of our common stock and the offering of our common stock by the selling shareholders.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information”.

THE COMPANY

General

We believe we are a leading provider of performance measurement and improvement services, healthcare analytics and governance education to the healthcare industry in the United States and Canada. We believe we have achieved this leadership position based on 31 years of industry experience and our relationships with many of the industry’s largest organizations.  Our portfolio of services address the growing needs of healthcare organizations to measure and improve satisfaction, quality and cost outcomes relative to the services that they provide.  Since our founding in 1981 in Lincoln, Nebraska, we have focused on meeting the information needs of the healthcare industry.  Our services, which are comprehensive, include data collection, healthcare analytics, best practice identification and effective delivery of value-added business intelligence that enables our clients to improve performance across key business metrics.  Through our extensive array of service capabilities and industry relationships, we are positioned to provide healthcare information services to organizations across a wide continuum of service delivery segments.

Our headquarters are located at 1245 Q Street, Lincoln, Nebraska 68508.  Our telephone number is (402) 475-2525.

The NRC Solution

We address the healthcare industry’s growing need to measure and improve performance across the broad and rapidly changing continuum of healthcare service delivery.  We provide services designed to enable our clients to obtain and effectively utilize healthcare analytics and business intelligence to improve performance against key metrics relative to satisfaction, quality and cost outcomes across the organization.  Our solutions are designed to respond to the rapidly changing needs of the healthcare industry. We utilize dynamic data collection, analysis and business intelligence delivery processes to optimize our clients’ ability to improve performance.  The flexibility of our data collection process allows healthcare organizations to add timely, market-driven questions relevant to matters such as industry performance mandates, employer performance guarantees and internal quality improvement initiatives.  In addition, we assess core service factors relevant to all healthcare respondent groups (patients, members, employers, employees, physicians, residents, families, etc.) and to all service points across the healthcare delivery continuum.

Our performance measurement and improvement services and healthcare analytics are delivered throughout the healthcare industry under several brand names, including NRC Picker, My InnerView, Ticker, Outcome Concept Systems, Illuminate and NRC Picker Canada.

Through our division known as The Governance Institute, we offer subscription-based governance information services and educational conferences designed to improve the effectiveness of hospital and healthcare systems by continually strengthening their boards, medical leadership, and management performance in the United States.  The Governance Institute conducts timely conferences, produces publications, videos, white papers and research studies, and tracks industry trends showcasing the best practices of healthcare boards across the country.

Growth Strategy

We believe that we can continue to grow through (1) increasing sales of existing services to our existing clients, (2) increasing the number of clients through market share growth in existing market segments, (3) expanding the sale of existing services into new market segments, (4) introducing new services to new and existing clients, and (5) pursuing acquisitions of, or investments in, firms providing products, services or technologies which complement those of us.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider each of the risks described below and in any accompanying prospectus supplement, together with all of the other information contained in such documents and in the documents that are incorporated by reference herein, including the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as such may be revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, before making an investment decision with respect to our securities.  If any of such risks develop into actual events, our business, financial condition or results of operations could be materially and adversely affected and you may lose all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

We depend on contract renewals for a large share of our revenue and our operating results could be adversely affected.

We expect that a substantial portion of our revenue for the foreseeable future will continue to be derived from renewable service contracts.  Substantially all contracts are renewable annually at the option of our clients, although a client generally has no minimum purchase commitment under a contract and the contracts are generally cancelable on short or no notice without penalty.  To the extent that clients fail to renew or defer their renewals, we anticipate our results may be materially adversely affected.  Our ability to secure renewals depends on, among other things, our ability to gather and analyze performance data in a consistent, high-quality, and timely fashion.  In addition, the service needs of our clients are affected by accreditation requirements, enrollment in managed care plans, the level of use of satisfaction measures in healthcare organizations’ overall management and compensation programs, the size of operating budgets, clients’ operating performance, industry and economic conditions, and changes in management or ownership.  As these factors are beyond our control, we cannot ensure that we will be able to maintain our renewal rates.  Any material decline in renewal rates from existing levels would have an adverse effect on our revenue and a corresponding effect on our operating and net income.

Our operating results may fluctuate and this may cause our stock price to decline.

Our overall operating results may fluctuate as a result of a variety of factors, including the size and timing of orders from clients, client demand for our services (which, in turn, is affected by factors such as accreditation requirements, enrollment in managed care plans, operating budgets and clients’ operating performance), the hiring and training of additional staff, expense increases, and industry and general economic conditions.  Because a significant portion of our overhead is fixed in the short-term, particularly some costs associated with owning and occupying our building and full-time personnel expenses, our results of operations may be materially adversely affected in any particular period if revenue falls below our expectations.  These factors, among others, make it possible that in some future period our operating results may be below the expectations of securities analysts and investors which would have a material adverse effect on the market price of our common stock.

We operate in a highly competitive market and could experience increased price pressure and expenses as a result.

The healthcare information and market research services industry is highly competitive.  We have traditionally competed with healthcare organizations’ internal marketing, market research and/or quality improvement departments that create their own performance measurement tools, and with relatively small specialty research firms that provide survey-based healthcare market research and/or performance assessment.  The Company’s primary competitors among such specialty firms include Press Ganey, which we believe has significantly higher annual revenue than us, and three or four other firms that we believe have less annual revenue than us.  To a certain degree, we currently compete with, and anticipate that in the future we may increasingly compete with, (1) traditional market research firms which are significant providers of survey-based, general market research, and (2) firms which provide services or products that complement healthcare performance assessments, such as healthcare software or information systems.  Although only a few of these competitors have offered specific services that compete directly with our services, many of these competitors have substantially greater financial, information gathering, and marketing resources than the Company and could decide to increase their resource commitments to our market.  There are relatively few barriers to entry into the Company’s market, and we expect increased competition in our market which could adversely affect our operating results through pricing pressure, increased marketing expenditures, and market share losses, among other factors.  There can be no assurance that the Company will continue to compete successfully against existing or new competitors.

Because our clients are concentrated in the healthcare industry, our revenue and operating results may be adversely affected by changes in regulations, a business downturn or consolidation with respect to the healthcare industry.

Substantially all of our revenue is derived from clients in the healthcare industry.  As a result, our business, financial condition and results of operations are influenced by conditions affecting this industry, including changing political, economic, competitive and regulatory influences that may affect the procurement practices and operation of healthcare providers and payers.  Recently, Congressional leaders enacted a comprehensive healthcare reform plan, including provisions to control healthcare costs, improve healthcare quality and expand access to affordable health insurance.  These programs could result in lower reimbursement rates and otherwise change the environment in which providers and payers operate.  In addition, large private purchasers of healthcare services are placing increasing cost pressure on providers.  Healthcare providers may react to these cost pressures and other uncertainties by curtailing or deferring purchases, including purchases of our services.  Moreover, there has been consolidation of companies in the healthcare industry, a trend which we believe will continue to grow.  Consolidation in this industry, including the potential acquisition of certain of our clients, could adversely affect aggregate client budgets for our services or could result in the termination of a client’s relationship with us.  The impact of these developments on the healthcare industry is difficult to predict and could have an adverse effect on our revenue and a corresponding effect on our operating and net income.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.  The new legislation makes extensive changes to the current system of healthcare insurance and benefits that will include changes in Medicare and Medicaid payment policies and other healthcare delivery reforms aimed at improving quality and decreasing costs, comparative effectiveness research, and independent payment advisory boards, among other provisions.  These provisions could negatively impact our health care clients and could impact the services we provide our clients, the demand for the services we provide and the Company’s business.  At this time, it is difficult to estimate the impact of this legislation on the Company but there can be no assurances that health care reform will not adversely impact either our operating results or the manner in which we operate our business.

We rely on a limited number of key clients and a loss of one or more of these key clients will adversely affect our operating results.

We rely on a limited number of key clients for a substantial portion of our revenue.  The Company’s ten largest clients accounted for 20%, 19%, and 19% of the Company’s total revenue in 2011, 2010, and 2009, respectively.

We cannot assure you that we will maintain our existing client base, maintain or increase the level of revenue or profits generated by our existing clients, or be able to attract new clients.  Furthermore, the healthcare industry continues to undergo consolidation and we cannot assure you that such consolidation will not cause us to lose clients.  The loss of one or more of our large clients or a significant reduction in business from such clients, regardless of the reason, may have a negative effect on our revenue and a corresponding effect on our operating and net income.  See “Risk Factors - Because our clients are concentrated in the healthcare industry, our revenue and operating results may be adversely affected by changes in regulations, a business downturn or consolidation with respect to the healthcare industry.”

We face several risks relating to our ability to collect the data on which our business relies.

Our ability to provide timely and accurate performance measurement and improvement services to our clients depends on our ability to collect large quantities of high-quality data through surveys and interviews.  If receptivity to our survey and interview methods by respondents declines, or for some other reason their willingness to complete and return surveys declines, or if we, for any reason, cannot rely on the integrity of the data we receive, then our revenue could be adversely affected, with a corresponding effect on our operating and net income.  We also rely on third-party panels of pre-recruited consumer households to produce Ticker in a timely manner.  If we are not able to continue to use these panels, or the time period in which we use these panels is altered and we cannot find alternative panels on a timely, cost-competitive basis, we could face an increase in our costs or an inability to effectively produce Ticker.  In either case, our operating and net income could be negatively affected.

Our principal shareholder effectively controls our company.

Michael D. Hays, our Chief Executive Officer, beneficially owned approximately 61.5% of our outstanding common stock as of August 1, 2012.  As a result, Mr. Hays can control matters requiring shareholder approval, including the election of directors and the approval of significant corporate matters such as change of control transactions.  The effects of such influence could be to delay or prevent a change of control of our company unless the terms are approved by Mr. Hays.

Our business and operating results could be adversely affected if we are unable to attract or retain key managers and other personnel.

Our future performance may depend, to a significant extent, upon the efforts and ability of our key personnel who have expertise in gathering, interpreting and marketing survey-based performance information for healthcare markets.  Although client relationships are managed at many levels within our company, the loss of the services of Michael D. Hays, our Chief Executive Officer, or one or more of our other senior managers, could have a material adverse effect, at least in the short to medium term, on most significant aspects of our business, including strategic planning, product development, and sales and customer relations.  As of December 31, 2011, we maintained $500,000 of key officer life insurance on Mr. Hays.  Our success will also depend on our ability to hire, train and retain skilled personnel in all areas of our business.  Currently, we do not have employment agreements with our officers or our other key personnel.  Competition for qualified personnel in our industry is intense, and many of the companies that compete with us for qualified personnel have substantially greater financial and other resources than us.  Furthermore, we expect competition for qualified personnel to become more intense as competition in our industry increases.  We cannot assure you that we will be able to recruit, retain and motivate a sufficient number of qualified personnel to compete successfully.

If intellectual property and other proprietary information technology were copied or independently developed by our competitors, our operating results could be negatively affected.

Our success depends in part upon our data collection process, research methods, data analysis techniques, and internal systems and procedures that we have developed specifically to serve clients in the healthcare industry.  We have no patents.  Consequently, we rely on a combination of copyright, trade secret laws and associate nondisclosure agreements to protect our systems, survey instruments and procedures.  We cannot assure you that the steps we have taken to protect our rights will be adequate to prevent misappropriation of such rights, or that third parties will not independently develop functionally equivalent or superior systems or procedures.  We believe that our systems and procedures and other proprietary rights do not infringe upon the proprietary rights of third parties.  We cannot assure you, however, that third parties will not assert infringement claims against us in the future, or that any such claims will not result in protracted and costly litigation, regardless of the merits of such claims, or whether we are ultimately successful in defending against such claims.

Our business and operating results could be adversely affected if we experience business interruptions or failure of our information technology and communication systems.

Our ability to provide timely and accurate performance measurement and improvement services to our clients depends on the efficient and uninterrupted operation of our information technology and communication systems, and those of our external service providers.  Our systems and those of our external service providers, could be exposed to damage or interruption from fire, natural disasters, energy loss, telecommunication failure, security breach and computer viruses.  An operational failure or outage in our information technology and communication systems or those of our external service providers, could result in loss of customers, damage to customer relationships, reduced revenue and profits, refunds of customer charges and damage our reputation and may result in additional expense to repair or replace damaged equipment and recover data loss resulting from the interruption.  Although we have taken steps to prevent system failures and have back-up systems and procedures to prevent or reduce disruptions, such steps may not prevent an interruption of services and our disaster recovery planning may not account for all contingencies.  Additionally, our insurance may not adequately compensate us for all losses or failures that may occur.  Any one of the above situations could have a material adverse effect on our business, financial condition, results of operations and reputation.

Security breaches or computer viruses could harm our business.

In connection with our client services, we receive, process, store and transmit sensitive business information electronically over the Internet.  Computer viruses could spread throughout our systems and disrupt operations and service delivery.  Unauthorized access to our computer systems or databases could result in the theft or publication of confidential information or the deletion or modification of records or could otherwise cause interruption in our operations.  We cannot be certain that the technology protecting our networks and information will successfully prevent computer viruses, data thefts, release of confidential information or security breaches.  A compromise in our data security systems that results in inappropriate disclosure of our associates’, customers’ or vendors’ confidential information, could harm our reputation and expose us to regulatory action and claims.  Changes in privacy and information security laws and standards may require we incur significant expense to ensure compliance due to increased technology investment and operational procedures.  An inability to prevent security breaches or computer viruses or failure to comply with privacy and information security laws could result in litigation and regulatory risk, loss of customers, damage to customer relationships, reduced revenue and profits, refunds of customer charges and damage our reputation, which could adversely affect our business, financial condition, results of operations and reputation.

Our growth strategy includes future acquisitions which involve inherent risk.

In order to expand services or technologies to existing clients and increase our client base, we may make strategic business acquisitions that we believe complement our business.  Acquisitions have inherent risks which may have a material adverse effect on our business, financial condition, or results of operations, including, among other things:  (1) failure to successfully integrate the purchased operations, technologies, products or services and maintain uniform standard controls, policies and procedures; (2) substantial unanticipated integration costs; (3) loss of key associates including those of the acquired business; (4) diversion of management’s attention from other operations; (5) failure to retain the customers of the acquired business; (6) failure to achieve any projected synergies and performance targets; (7) additional debt and/or assumption of known or unknown liabilities; (8) dilutive issuances of equity securities; and (9) a write-off of goodwill, software development costs, client lists, other intangibles and amortization of expenses.  If we fail to successfully complete acquisitions or integrate acquired businesses, we may not achieve projected results and there may be a material adverse effect on our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the information we incorporate by reference into this prospectus contain “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement includes phrases such as we “believe,” “expect” or other words of similar import.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated.  Some, but not all, of the risks and uncertainties include those described in “Risk Factors” and the following:

•	The possibility of non-renewal of our client service contracts;

•	Our ability to compete in its markets, which are highly competitive, and the possibility of increased price pressure and expenses;

•	The effects of an economic downturn;

•	The possibility of consolidation in the healthcare industry;

•	The impact of federal healthcare reform legislation or other regulatory changes;

•	Our ability to retain our limited number of key clients;

•	Our ability to attract and retain key managers and other personnel;

•	The possibility that our intellectual property and other proprietary information technology could be copied or independently developed by its competitors; and

•	Regulatory developments.

We urge you to consider these and other factors in evaluating the forward-looking statements, and we caution you not to place undue reliance on such forward-looking statements.  The forward-looking statements included are only made as of the date of the underlying document and, unless required by law, we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

Unless otherwise provided in the accompanying prospectus supplement, we currently intend to use the net proceeds from our sale of common stock under this prospectus for general corporate purposes, which may include future acquisitions of, or investments in, businesses, products, services and/or technologies, the repayment of indebtedness, the development of our products and services, working capital, capital expenditures and repurchases of outstanding shares of our common stock. We may set forth additional information on the use of proceeds from the sale of the common stock we offer under this prospectus in a prospectus supplement relating to the specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, which may include investment grade interest bearing instruments of both a short-term and long-term duration.

We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth information as of August 1, 2012 with respect to the number of shares of our common stock beneficially owned by each selling shareholder prior to this offering, the number of shares that may be offered for sale by each selling shareholder by this prospectus and the number of shares that each selling shareholder would have following the sale of all of the shares of common stock offered by the selling shareholders under this prospectus.  In addition to us, only those selling shareholders listed below or their donees may offer and sell the common stock pursuant to this prospectus.  The selling shareholders may offer for sale pursuant to this prospectus from time to time none, some or all of the shares of our common stock listed below.  Accordingly, the numbers of shares shown in the following table as beneficially owned after the offering are only estimates, based on the assumption that all of the shares offered by the selling shareholders under this prospectus will be sold (and that no shares are sold by us).  Mr. Hays is our controlling shareholder, our Chief Executive Officer and a member of our board of directors.  The selling shareholders acquired the shares being offered by this prospectus as described in the footnotes to the table below.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Being Offered		Shares of Common Stock to be Beneficially Owned After Offering	Percent of Common Stock to be Beneficially Owned After Offering
Michael D. Hays (1)	4,166,024	1,291,494	(2)	2,874,530	42.3%

Morgan P. McMahon Irrevocable Trust dated December 30, 2008	4,696	4,696	(3)	0	0.0%

Hannah L. McMahon Irrevocable Trust dated December 30, 2008	4,310	4,310	(4)	0	0.0%

Nicole J. W. Requena Irrevocable Trust dated December 30, 2008	8,237	8,237	(5)	0	0.0%

Tyler J. Vanderzee Irrevocable Trust dated December 30, 2008	9,515	9,515	(6)	0	0.0%

Makayla L. Hunt Irrevocable Trust dated December 30, 2008	3,396	3,396	(7)	0	0.0%

Andrew C. Hunt Irrevocable Trust dated December 30, 2008	3,396	3,396	(7)	0	0.0%

Kailey P. Rinaker Irrevocable Trust dated January 23, 2009	3,835	3,835	(8)	0	0.0%

Ian G. Rinaker Irrevocable Trust dated January 23, 2009	4,019	4,019	(9)	0	0.0%

Elissa C.G. Hunt Irrevocable Trust dated January 23, 2009	4,019	4,019	(9)	0	0.0%

Ashley E. Hunt Irrevocable Trust dated June 11, 2009	44,963	44,963	(10)	0	0.0%

M & K Hays Grandchildren’s Trust dated March 9, 2009	256,000	256,000	(11)	0	0.0%

Nicole J. W. Requena Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Being Offered		Shares of Common Stock to be Beneficially Owned After Offering	Percent of Common Stock to be Beneficially Owned After Offering
Hannah L. McMahon Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Scott Oliver Irrevocable Trust dated February 8, 2010	22,001	22,001	(12)	0	0.0%

Mark Oliver Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Cynthe Dumler Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Tyler J. Vanderzee Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Ashley E. Hunt Irrevocable Trust dated February 8, 2010	127,861	127,861	(12)	0	0.0%

Morgan P. McMahon Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Thomas Hays Irrevocable Trust dated February 8, 2010	22,000	22,000	(12)	0	0.0%

Mark Oliver Irrevocable Trust dated December 28, 1999	15,619	15,619	(13)	0	0.0%

Scott Oliver Irrevocable Trust dated December 28, 1999	15,211	15,211	(14)	0	0.0%

Cynthe Oliver Dumler Irrevocable Trust dated December 28, 1999	8,963	8,963	(15)	0	0.0%

Thomas Hays Irrevocable Trust dated December 28, 1999	12,155	12,155	(16)	0	0.0%

Foundation for Tomorrow	6,310	6,310	(17)	0	0.0%

(1)	Excludes 275 shares held by Mr. Hays’ wife and 37,732 shares that may be purchased by Mr. Hays under stock options which are currently exercisable or exercisable within 60 days of August 1, 2012.

(2)	Mr. Hays acquired all of these shares in 1981 when he founded our company.

(3)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated, less 199 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
876	December 31, 2008

(4)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated, less 585 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
876	December 31, 2008

(5)
Consists of the following shares donated by Mr. Hays, directly or through previously established trusts, to the selling shareholder for no consideration on the dates indicated, less 1,530 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
5,056	March 9, 2009
1,066	February 20, 2009
876	December 31, 2008

(6)
Consists of the following shares donated by Mr. Hays, directly or through previously established trusts, to the selling shareholder for no consideration on the dates indicated, less 436 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
5,056	March 9, 2009
1,250	March 4, 2009
876	December 31, 2008

(7)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated:

Shares	Date Donated
1,270	January 8, 2010
1,250	March 4, 2009
876	December 31, 2008

(8)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,066	February 20, 2009

(9)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009

(10)
Consists of the following shares donated by Mr. Hays, directly or through previously established trusts, to the selling shareholder for no consideration on the dates indicated, less 731 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,064	August 31, 2009
41,861	June 24, 2009

(11)	Funded on July 21, 2011 and March 16, 2012 by certain other trusts previously established with shares donated by Mr. Hays for no consideration.

(12)	Funded on March 16, 2012 by certain other trusts previously established with shares donated by Mr. Hays for no consideration.

(13)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
415	December 29, 2008
370	September 19, 2008
473	September 20, 2007
475	September 20, 2006
700	September 20, 2005
696	September 20, 2004
830	September 22, 2003
1,279	December 19, 2002
1,735	September 20, 2001
1,820	October 4, 2000
2,807	December 23, 1999

(14)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated, less 1,000 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
830	December 29, 2008
460	December 27, 2007
529	December 27, 2006
650	December 23, 2005
715	December 27, 2004
700	December 29, 2003
1,279	December 19, 2002
1,427	December 27, 2001
2,795	December 22, 2000
2,807	December 23, 1999

(15)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated, less 7,155 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
415	December 29, 2008
419	November 14, 2008
432	November 14, 2007
500	November 15, 2006
635	November 14, 2005
675	November 15, 2004
725	November 17, 2003
1,279	December 19, 2002
1,900	November 14, 2001
2,312	November 14, 2000
2,807	December 23, 1999

(16)	Consists of the following shares donated by Mr. Hays to the selling shareholder for no consideration on the dates indicated, less 3,725 shares that the selling shareholder previously sold:

Shares	Date Donated
657	January 30, 2012
842	January 7, 2011
1,270	January 8, 2010
1,250	March 4, 2009
415	December 29, 2008
354	August 1, 2008
465	August 1, 2007
500	August 2, 2006
670	August 1, 2005
665	August 2, 2004
910	August 1, 2003
1,555	August 1, 2002
1,700	August 1, 2001
1,820	October 4, 2000
2,807	December 23, 1999

(17)	Consists of shares donated by Mr. Hays to the selling shareholder for no consideration on December 31, 2008.

DIVIDEND POLICY

In March 2005, we announced the commencement of a quarterly cash dividend. During the six-month period ended June 30, 2012 and the twelve-month periods ended December 31, 2011 and 2010, we declared and paid quarterly cash dividends in the amounts indicated in the following table.

Dividends Declared Per Common Share

2012 Quarter Ended
March 31	$0.26
June 30	$0.26

2011 Quarter Ended
March 31	$0.22
June 30	$0.22
September 30	$0.22
December 31	$0.22

2010 Quarter Ended
March 31	$0.19
June 30	$0.19
September 30	$0.19
December 31	$0.19

On August 14, 2012, we announced that our board of directors declared a quarterly cash dividend on our common stock of $0.26 per share payable September 28, 2012 to shareholders of record as of the close of business on September 7, 2012.

The payment and amount of future dividends is at the discretion of our board of directors and will depend on our future earnings, our financial condition, general business conditions and other factors.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.  As of August 1, 2012, 6,803,033 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

After all cumulative dividends have been paid or declared and set apart for payment on any shares of preferred stock that are outstanding, the common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law.

Except as provided under Wisconsin law and except as may be determined by our board of directors with respect to any series of preferred stock, only the holders of common stock shall be entitled to vote for the election of directors of the company and on all other matters.  Holders of common stock are entitled to one vote for each share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law.   Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

All shares of common stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any preferred stock which may be outstanding.  Holders of common stock have no preemptive rights to subscribe for or purchase shares of our capital stock.  There are no conversion rights, sinking fund or redemption provisions applicable to common stock.  The outstanding shares of our common stock, including the shares offered by the selling shareholders under this prospectus, are fully paid and nonassessable.

The transfer agent for our common stock is Illinois Stock Transfer Company, Chicago, Illinois.

Preferred Stock

Pursuant to our articles of incorporation, the board of directors has the authority, without further action by the shareholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock.  The board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.  As a result, preferred stock could be issued quickly with terms calculated to delay or prevent a change of control of the company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of common stock.  At present, there are no shares of preferred stock outstanding.

Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and By-Laws

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares.  This statutory voting restriction does not apply to shares acquired directly from us or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of “business combinations” between a Wisconsin corporation and an “interested stockholder.”  Wisconsin Business Corporation Law defines a “business combination” to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of a corporation or 10% of its earning power, issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an “interested stockholder.”  An “interested stockholder” is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years.  Sections 180.1140 to 180.1144 prohibit a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition.  Business combinations after the three-year period following the stock acquisition date are permitted only if:

•	the board of directors approved the acquisition of the stock prior to the acquisition date; or

•	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or

•	the consideration to be received by shareholders meets certain requirements with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

Sections 180.1140 to 180.1144 do not currently apply to Michael D. Hays, a selling shareholder, since by their terms they do not apply to the shares of common stock held by a selling shareholder at the time of our initial public offering and our board of directors approved for purposes of Sections 180.1140 to 180.1144 any acquisitions, whether by purchase, gift or otherwise, made by Mr. Hays after that time.  Our articles of incorporation contain provisions that are similar to the provisions of Sections 180.1140 to 180.1144.

Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law provide that some “business combinations” not meeting specified adequacy-of-price standards must be approved by a vote of at least 80% of the votes entitled to be cast by shareholders and by two-thirds of the votes entitled to be cast by shareholders other than a “significant shareholder” who is a party to the transaction.  The term “business combination” is defined to include, subject to some exceptions, a merger or consolidation of us (or any subsidiary of ours) with, or the sale or other disposition of substantially all of our assets to, any significant shareholder or affiliate thereof.  “Significant shareholder” is defined generally to include a person that is the beneficial owner of 10% or more of the voting power of the common stock.

Section 180.1134 provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.  Under Section 180.1134, shareholder approval is required for the corporation to:

•
acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares; or

•
sell or option assets of the corporation that amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

The restrictions described in the first bullet point above may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over the market price.

Under our articles of incorporation and by-laws, our board of directors is divided into three classes, with staggered terms of three years each.  Each year the term of one class expires.  The articles of incorporation provide that any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors in office, even if less than a quorum.  Any director so elected will serve until the next election of the class for which such director is chosen and until his or her successor is duly elected and qualified.

Our articles of incorporation provide that any directors may be removed from office, but only for cause by the affirmative vote of at least 66-2/3% of all outstanding shares entitled to vote in the election of directors.  However, if at least two-thirds of the board of directors plus one director vote to remove a director, such director may be removed without cause by a majority of the voting power of our outstanding shares of capital stock entitled to vote thereon.

In addition, our by-laws establish a procedure that shareholders seeking to call a special meeting of shareholders must satisfy.  This procedure involves notice to us, our receipt of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by the board of directors.  In addition, shareholders demanding such a special meeting must deliver to us a written agreement to pay the costs we incur in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy material for our solicitation of proxies for use at such meeting, in the event such shareholders are unsuccessful in their proxy solicitation.

Our by-laws also provide the board of directors with discretion in postponing shareholder meetings, including, within some limits, special meetings of shareholders.  Additionally, the chief executive officer or the board of directors, acting by resolution, may adjourn a shareholder meeting at any time prior to the transaction of business at such meeting.  Our by-laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

These provisions of our articles of incorporation and by-laws and the Wisconsin Business Corporation Law could have the effect of delaying or preventing a change of control of our company.

PLAN OF DISTRIBUTION

Common Stock Offered by Us

We may offer and sell shares of common stock under this prospectus in one or more of the following ways from time to time:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods of sale.

As required by applicable law, these underwriters, dealers or agents will be registered broker-dealers or associated persons of registered broker-dealers acting in that capacity.  We will describe the plan of distribution for any particular offering of common stock in the accompanying prospectus supplement, in accordance with applicable law.

The prospectus supplement will set forth the terms of the offering of our common stock, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us or from any selling shareholders participating in such offering;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of our common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Through Underwriters.  If we use underwriters in the sale, the underwriters will acquire our common stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions.  We will enter into an underwriting agreement with the underwriter or underwriters once we have reached an agreement for the sale of our common stock.  The underwriters may offer our common stock to the public directly or through underwriting syndicates represented by managing underwriters.  Unless otherwise provided in the underwriting agreement, the obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

In connection with the sale of our common stock, underwriters may receive compensation from us or from purchasers of our common stock for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters may sell our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents.  Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters, and any discounts or commissions that they receive from us and any profit on the resale of our common stock by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

We, or any selling shareholder participating in an offering, may grant to the underwriters options to purchase additional shares of common stock to cover over-allotments, if any, at the initial public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement.  If we or the selling shareholders grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

Through Dealers.  If a dealer is utilized in the sales of our common stock, we will sell the common stock to the dealer as principal.  The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.  Any dealer may be deemed to be an underwriter of the offered securities so offered and sold.  The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Through Agents.  We may sell common stock directly or through agents we may designate from time to time.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Directly to Purchasers.  We may sell our common stock directly to one or more purchasers.  Under those circumstances, no underwriters, dealers or agents would be involved.  We will describe the terms of any direct sales in the prospectus supplement.

We may enter into agreements with underwriters, delaers and agents to indemnify them against civil liabilities arising out of this prospectus and the prospectus supplement, including liabilities under the Securities Act of 1933, or to contribute to payments which the agents or underwriters may be required to make relating to those liabilities.

Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Representatives of underwriters that we use may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934.  Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters.  Stabilizing transactions involve bids to purchase the offered securities in the open market for the purpose of pegging, fixing or maintaining the price of the offered securities.  Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.  If the representatives engage in stabilizing transactions, syndicate covering transactions or penalty bids, they may discontinue them at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Our common stock is traded on the Nasdaq Global Market under the symbol “NRCI.”  On August 28, 2012, the closing sale price of our common stock was $50.22 per share.

Common Stock Offered by the Selling Shareholders

The selling shareholders may offer and sell shares of common stock offered by this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus.  Sales that the selling shareholders do make may be sold in one or more of the following transactions:

•	on the Nasdaq Global Market or any other securities exchange or quotation service that lists or quotes the common stock for trading;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through put or call option transactions relating to the shares or through short sales of shares; and

•	in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  The transactions listed above may include block transactions.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the selling shareholders.  The selling shareholders may also sell shares short and redeliver shares to close out such short positions.  In addition, the selling shareholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of common stock offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling shareholders have advised us that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus.  The selling shareholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals.  If this happens, then broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both.  This compensation may be in excess of the compensation customary in the type of transactions involved.  If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this prospectus.

We will pay all registration fees and expenses for the common stock offered by this prospectus.  The selling shareholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

We and the selling shareholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.  Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

Instead of selling common stock under this prospectus, the selling shareholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.  Any such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters with respect to this offering and the shares of our common stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements and schedule of National Research Corporation and subsidiary as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.  You may read and copy the registration statement and any other document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus.  The most recent information that we file with the SEC automatically updates and supersedes any older information.  We incorporate by reference the following documents we have filed and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we and the selling shareholders terminate the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	Our Current Report on Form 8-K dated May 11, 2012; and

•	The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A dated October 2, 1997, and any amendment or report updating that description.

You may request a copy of any of these documents at no cost, by writing or telephoning us at the following:  Mr. Kevin R. Karas, Secretary, National Research Corporation, 1245 Q Street, Lincoln, Nebraska 68508, telephone number (402) 475-2525.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the Registrant, other than underwriting or broker-dealer discounts and commissions that will be payable by the Registrant for shares of common stock it offers or by the selling shareholders for the shares of common stock they offer, in connection with the sale and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$20,488
Accounting fees and expenses	75,000
Legal fees and expenses	200,000
Financial printing and miscellaneous expenses	14,512
Total	$310,000

Item 15.                      Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The Registrant’s By-Laws provided for indemnification and advancement of expenses to officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

The Registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Registrant’s former, current or future directors or officers.

Item 16.                      Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.                 Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on the 30th day of August, 2012.

NATIONAL RESEARCH CORPORATION

By:	/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 30, 2012.  Each person whose signature appears below constitutes and appoints Michael D. Hays and Kevin R. Karas, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Michael D. Hays	Chief Executive Officer and Director (Principal Executive Officer)
Michael D. Hays

/s/ Kevin R. Karas	Senior Vice President Finance, Chief Financial Officer, Treasurer
Kevin R. Karas	and Secretary (Principal Financial and Accounting Officer)

/s/ JoAnn M. Martin	Director
JoAnn M. Martin

/s/ John N. Nunnelly	Director
John N. Nunnelly

/s/ Paul C. Schorr III	Director
Paul C. Schorr III

/s/ Gail L. Warden	Director
Gail L. Warden

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EXHIBIT INDEX

Exhibit Number	Description

(1)	Proposed Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

(4.1)
Articles of Incorporation of National Research Corporation, as amended to date [Incorporated by reference to Exhibit (3.1) to National Research Corporation’s Registration Statement on Form S-1 (Registration No. 333-33273)].

(4.2)
By-Laws of National Research Corporation, as amended to date [Incorporated by reference to Exhibit (3.2) to National Research Corporation’s Current Report on Form 8-K dated May 8, 2009 (File No. 0-29466)].

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, National Research Corporation agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3.

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of KPMG LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(24)	Powers of Attorney (included on the signature page hereto).

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